Exhibit 4

OFFICERS' CERTIFICATE

PURSUANT TO SECTION 301 OF THE INDENTURE

5% NOTES DUE OCTOBER 1, 2013

We, the undersigned Wm. Michael Warren, Jr., Chairman and Chief Executive Officer, and G. C. Ketcham, Executive Vice President, Chief Financial Officer and Treasurer, of Energen Corporation, an Alabama corporation (the "Company"), in accordance with Section 301 of the Indenture, dated as of September 1, 1996 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"), and pursuant to the Board Resolution adopted by the Company's Board of Directors on January 29, 2003, do hereby establish a series of debt securities with the following terms and characteristics (capitalized terms used and not defined herein have the meanings specified in the Indenture, and the lettered clauses set forth below correspond to the lettered subsections of Section 301 of the Indenture):

(a) the title of the securities of such series shall be "5% Notes due October 1, 2013" (the "Notes");

(b) the aggregate principal amount of Notes which may currently be authenticated and delivered under the Indenture shall be limited to $50,000,000, except as contemplated in Section 303 of the Indenture; the Company may, in the future, without the consent of the holders of the Notes, issue and sell additional notes on the same terms and conditions and with the same CUSIP numbers as the Notes, and such additional notes shall be deemed to be part of the same series as the Notes and will vote together with all other notes of such series for purposes of amendments, waivers and all other matters with respect to such series;

(c) except as otherwise provided in the form of Note attached hereto with respect to payment at the Stated Maturity Date (as hereinafter defined) or any redemption or acceleration thereof, interest on the Notes shall be payable to the Person or Persons in whose names the Notes are registered at the close of business on the Regular Record Date (as hereinafter defined) for such interest; any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders of the Notes on such Regular Record Date and may either be paid to the Person or Persons in whose name the Notes are registered at the close of business on a Special Record Date (as defined in the Indenture) for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders of the Notes not less than ten (10) nor more than fifteen (15) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture;

(d) the principal of the Notes shall be due and payable on October 1, 2013 (the "Stated Maturity Date"), unless redeemed or otherwise repaid prior to the Stated Maturity Date as provided herein;

(e) the Notes shall bear interest at a fixed rate of 5% per year; interest shall accrue on any Note from the Original Issue Date specified in such Note or the most recent date to which interest has been paid or duly provided for; the Interest Payment Dates for the Notes shall be April 1 and October 1, with an initial Interest Payment Date of April 1, 2004, and the Regular Record Dates with respect to the Interest Payment Dates shall be March 16 and September 15 (whether or not a Business Day); and interest shall be calculated on the basis of a 360-day year of twelve 30-day months;

(f) the corporate trust office of The Bank of New York in the City of Jacksonville, State of Florida shall be the office or agency of the Company at which the principal of, and premium, if any, and interest on, the Notes shall be payable, at which Notes may be surrendered for registration of transfer and exchange and at which notices and demands to or upon the Company with respect to the Notes and the Indenture may be served;

(g) the Notes shall be redeemable, in whole or in part, at any time or from time to time upon not less than 30 nor more than 60 days prior written notice, at the option of the Company; the redemption price for the Notes to be redeemed on any Redemption Date will be equal to the greater of the following amounts:

(1) 100% of the principal amount of the Notes being redeemed on the Redemption Date; or

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points, as determined by the Reference Treasury Dealer (as defined below)

plus, in each case, accrued and unpaid interest thereon to the Redemption Date. Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the Person or Persons in whose name the Notes are registered as of the close of business on the relevant Regular Record Date according to the Notes and the Indenture.

"Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

"Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the H.15 Daily Update of the Federal Reserve Bank or (ii) if such release (or any successor release) is not published or does not contain prices on such Business Day, the Reference Treasury Dealer Quotation actually provided to the Trustee for such Redemption Date.

"H.15(519)" means the weekly statistical release entitled "H.15(519) Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.

"H.15 Daily Update" means the daily update of H.15(519) available through the worldwide website of the Board of Governors of the Federal Reserve System or any successor site or publication.

"Independent Investment Banker" means the Reference Treasury Dealer.

"Reference Treasury Dealer" means Merrill Lynch Government Securities, Inc., and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government Treasury securities dealer (a "Primary Treasury Dealer"), the Company will substitute therefore another Primary Treasury Dealer.

"Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

"Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

(h) not applicable;

(i) the Notes shall be issued in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000;

(j) the Notes shall be issued in global form (the "Global Notes") and the depositary for the Global Notes shall be The Depository Trust Company; interests in the Global Notes may not be exchanged, in whole or in part, for the individual securities represented thereby, except that if (l) the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed within 90 days, (2) the Company at any time and in its sole discretion determines not to have the Notes represented by one or more Global Notes, or (3) there shall have occurred and be continuing an Event of Default with respect to the Notes, then the Company will issue individual certificated Notes in exchange for the Global Notes; so long as the depositary, or its nominee, is the registered owner of the Global Notes, such depositary or nominee, as the case may be, will be considered the owner of such Global Notes for all purposes under the Indenture and owners of beneficial interests in such Global Notes will not be considered the Holders thereof for any purpose under the Indenture; no Global Note representing the Notes shall be exchangeable, except for another Global Note of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee;

(k) not applicable;

(l) not applicable;

(m) not applicable;

(n) not applicable;

(o) not applicable;

(p) not applicable;

(q) not applicable;

(r) not applicable;

(s) no service charge shall be made for the registration of transfer or exchange of the Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange;

(t) if any Interest Payment Date, any Redemption Date or the Stated Maturity Date shall not be a Business Day, then payment of amounts so due need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if such payment were made on the date such payment were due, and, if such payment is made or duly provided for on such Business Day, then no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity Date, as the case may be, to such Business Day;

(u) the Notes shall be in substantially the form attached hereto as Exhibit A, which form is hereby authorized and approved and shall have such further terms as set forth in such form.

IN WITNESS WHEREOF, we have hereunto signed our names this 3rd day of October, 2003.

______________________________

Wm. Michael Warren, Jr.

Chairman and Chief Executive Officer

______________________________

G. C. Ketcham

Executive Vice President,

Chief Financial Officer and Treasurer

[FORM OF 5% NOTE DUE OCTOBER 1, 2013]

Unless this certificate is presented by an authorized representative of The Depository Trust Company (the "Depositary") to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any amount payable thereunder is made payable to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Unless and until this Note is exchanged in whole or in part for certificated Notes registered in the names of the various beneficial holders hereof as then certified to the Company by the Depositary or a successor depositary, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

This Note may be exchanged for certificated Notes registered in the names of the various beneficial owners hereof only if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, (b) the Company elects to issue certificated Notes to beneficial owners (as certified to the Company by the Depositary or a successor depositary) of all 5% Notes due October 1, 2013 (the "Notes"), or (c) there shall have occurred and be continuing an Event of Default with respect to the Notes.

No. __ CUSIP No. 29265N AQ 1

ENERGEN CORPORATION

5% Notes due October 1, 2013

Principal Amount: $____________________

Regular Record Date: March 16 and September 15

Original Issue Date: October 3, 2003

Stated Maturity Date: October 1, 2013

Interest Payment Date: April 1 and October 1, beginning April 1, 2004

Interest Rate: 5% per annum

Authorized Denominations: $1,000 or any integral multiple thereof

_____________________________________________

Energen Corporation, a corporation duly organized and existing under the laws of the State of Alabama (herein called the "Company", which term includes any successor corporation under the Indenture referred to hereinafter), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of _________________ Dollars ($__________) on the Stated Maturity Date specified above, and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on April 1 and October 1 in each year, commencing April 1, 2004, at the Interest Rate per annum specified above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest at the same rate per annum. No interest shall accrue on the Stated Maturity Date, so long as the principal amount of this Note is paid on the Stated Maturity Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity Date or, if applicable, on a Redemption Date or upon acceleration) shall, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest (as specified above) next preceding such Interest Payment Date, provided that any interest payable at the Stated Maturity Date or, if applicable, on any Redemption Date or upon acceleration, will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder of the Note on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than ten (10) nor more than fifteen (15) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date, any Redemption Date or the Stated Maturity Date shall not be a Business Day, then payment of the amounts so due on this Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if each such payment were made on the date such payment were due, and, if such payment is made or duly provided for on such Business Day, then no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity Date, as the case may be, to such Business Day. A "Business Day" shall mean any day other than a Saturday, a Sunday, a day on which banking institutions and trust companies in the city in which is located any principal office or agency maintained for the payment of principal of or interest on this Note are authorized or required by law, regulation or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

Payment of the principal of, premium, if any, and interest on, this Note at the Stated Maturity Date or earlier redemption shall be paid by wire transfer in immediately available funds (except that payment on certificated Notes shall be paid by check except in certain circumstances) upon surrender of this Note at the Corporate Trust Office of the Trustee or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of the principal of, premium, if any, and interest on, this Note, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature of an authorized officer, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: ________________________

ENERGEN CORPORATION

By:___________________________

G. C. Ketcham

Executive Vice President, Chief

Financial Officer and Treasurer

By:___________________________

Wm. Michael Warren, Jr.

Chairman of the Board and Chief

Executive Officer

[Seal of ENERGEN CORPORATION appears here]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: _____________________

THE BANK OF NEW YORK,

as Trustee

By:________________________________

Authorized Signatory

(Reverse Side of Note)

This Note is one of a duly authorized issue of Securities of the Company issued and issuable in one or more series under an Indenture, dated as of September 1, 1996 (such Indenture, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and The Bank of New York, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a more complete statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The acceptance of this Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Note is one of the series designated on the face hereof as 5% Notes due October 1, 2013 in the aggregate principal amount of $50,000,000. Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

The Company shall have the right, subject to the terms and conditions of the Indenture, to redeem this Note at any time or from time to time at the option of the Company, in whole or in part, at a Redemption Price equal to the greater of the following amounts:

(1) 100% of the principal amount of the Notes being redeemed on the Redemption Date; or

(2) the sum of the present values of the remaining scheduled payments of principal and interest of the Notes being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis at the Treasury Rate (as defined below) plus 20 basis points, as determined by the Reference Treasury Dealer (as defined below);

plus, in each case, accrued and unpaid interest thereon to the Redemption Date. Notwithstanding the foregoing, installments of interest on this Note that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the Person in whose name this Note is registered at the close of business on the relevant Regular Record Date according to the Notes and the Indenture.

"Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

"Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the H.15 Daily Update of the Federal Reserve Bank or (ii) if such release (or any successor release) is not published or does not contain prices on such Business Day, the Reference Treasury Dealer Quotation actually provided to the Trustee for such Redemption Date.

"H.15(519)" means the weekly statistical release entitled "H.15(519) Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.

"H.15 Daily Update" means the daily update of H.15(519) available through the worldwide website of the Board of Governors of the Federal Reserve System or any successor site or publication.

"Independent Investment Banker" means the Reference Treasury Dealer.

"Reference Treasury Dealer" means Merrill Lynch Government Securities, Inc., and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government Treasury securities dealer (a "Primary Treasury Dealer"), the Company will substitute therefore another Primary Treasury Dealer.

"Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

"Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Notice of redemption shall be given by mail to Holders of the Notes to be redeemed, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the principal of, premium, if any, and interest on, the Notes on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem the Notes.

In the event of redemption of this Note in part only, a new Note or Notes of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and interest on the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, or of one or more series, on behalf of the Holders of all Securities affected thereby, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rates, in the coin or currency, and in the manner, prescribed herein and in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the offices of The Bank of New York, Jacksonville, Florida or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like tenor and aggregate principal amount of Notes of the same series, of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at the office or agency designated by the Company from time to time.

The Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange of Notes. The Company shall not be required to (a) issue, register the transfer of or exchange the Notes during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Notes called for redemption or (b) issue, register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

The Notes are issuable only in registered form, without coupons, in denominations of $1,000, and any amount in excess thereof that is an integral multiple of $1,000.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or

other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within Note of ENERGEN CORPORATION and does hereby irrevocably constitute and appoint _____________________________, Attorney, to transfer said Note on the books of the above-mentioned Company, with full power of substitution in the premises.

Dated:________________

______________________________

Notice: The signature to this

assignment must correspond with the

name as written upon the face of the

Note in every particular without

alteration or enlargement or any

change whatsoever.